EXHIBIT (3)(ii)
BYLAWS
OF
PANHANDLE OIL AND GAS INC.
(Amended and Restated on July 27, 2011)

TABLE OF CONTENTS
TO
BYLAWS
OF
PANHANDLE OIL AND GAS INC.
(an Oklahoma corporation)
(Amended and Restated on July 27, 2011)

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BYLAWS
OF
PANHANDLE OIL AND GAS INC.
(Amended and Restated July 27, 2011)
The following Bylaws of Panhandle Oil and Gas Inc., an Oklahoma corporation (the “Corporation”), were amended and restated in their entirety by the Board of Directors of the Corporation on July 27, 2011.
The following terms used herein shall have the following meanings: (i) “Bylaws” shall mean the Corporation’s Bylaws as in effect from time to time; (ii) “Certificate of Incorporation” or “Certificate” shall mean the Corporation’s Certificate of Incorporation as in effect from time to time; (iii) “OGCA” or “Act” shall mean the Oklahoma General Corporation Act as it may be amended from time to time; (iv) “Common Stock” shall mean the Corporation’s Class A Common Stock; (v) “whole Board” shall mean the total number of Directors which the Corporation would have if there were no vacancies; and (vi) “Lead Independent Director” shall mean the Director elected from time to time by the Board to serve as the Lead Independent Director of the Board.
ARTICLE I — SHAREHOLDERS
     Section 1.01 Annual Meeting. An annual meeting of the Shareholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting in accordance with the provisions of these Bylaws and the OGCA, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within six (6) months following the end of the fiscal year of the Corporation.
     Section 1.02 Special Meetings. Special meetings of the Shareholders may be called for any purpose or purposes, unless otherwise prescribed by the OGCA, at any time by the Board of Directors. The Board of Directors shall have the sole right to determine the proper purpose or purposes of such meeting. Special meetings of the Shareholders shall be held at such places, dates and times as the Board of Directors may determine which shall be specified in the respective notices or waivers of notice thereof. Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice of the special meeting.
     Section 1.03 Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, date, and hour of each meeting of the Shareholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten (10) nor more than sixty (60) days prior to the meeting, to each Shareholder of record entitled to vote at such meeting, except as otherwise provided herein or required by the OGCA.

     No notice of any meeting of Shareholders need be given to any Shareholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Shareholders need be specified in a written waiver of notice. The attendance of any Shareholder at a meeting of Shareholders shall constitute a waiver of notice of such meeting, except when the Shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or any other agent of the Corporation that such notice has been given, in the absence of fraud, will be prima facie evidence of the facts stated therein.
     Section 1.04 Quorum. Except as otherwise required by the OGCA, the Certificate of Incorporation, or these Bylaws, the presence in person or by proxy of the holders of record of a majority of the shares of Common Stock entitled to vote at a meeting of Shareholders shall constitute a quorum for the transaction of business at such meeting. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
     Section 1.05 Adjournment. If a quorum is not present at any meeting of the Shareholders, then the chairman of the meeting or the Shareholders present in person or by proxy shall have the power to adjourn any meeting from time to time until a quorum is present. Notice of any adjourned meeting of the Shareholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken; provided, however, if the adjournment is for more than thirty (30) days, or, if after the adjournment, a new record date for the adjourned meeting is fixed, a notice of the adjourned meeting, conforming to the requirements of Section 1.03, shall be given to each Shareholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.
     Section 1.06 Voting. If a record date has been fixed by the Board of Directors for a meeting of Shareholders, every holder of record of shares of Common Stock entitled to vote at a meeting of Shareholders shall be entitled to one (1) vote for each share of Common Stock outstanding in his, her or its name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares of Common Stock entitled to vote at a meeting of Shareholders shall be entitled to one vote for each share of Common Stock standing in his, her or its name on the records of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by the OGCA, the Certificate of Incorporation or these Bylaws, the vote of a majority of the shares of Common Stock represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.
     Section 1.07 Voting by Ballot. At all meetings of Shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting, as determined pursuant to Section 1.09. If ordered by the chairman of the meeting, the vote upon any election or question shall be taken by ballot and, upon like order, the voting shall be conducted by one or more inspectors, selected by such chairman of the meeting, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by such inspector(s). Unless ordered by the chairman of the meeting, or required by the OGCA, no vote of the Shareholders need be taken by written ballot or conducted by inspectors of election. Any vote which need not be taken by ballot may be conducted in any manner approved by the chairman of the meeting.
     Section 1.08 Proxies. Any Shareholder entitled to vote at any meeting of the Shareholders may, by a written instrument signed by such Shareholder or his, her or its attorney-in-fact, authorize another person or persons to vote at any such meeting. No such proxy shall be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the Shareholder executing it, except in those cases where the OGCA provides that a proxy shall be irrevocable. A Shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Each proxy shall be delivered to the inspectors of election prior to or at the meeting.
     Section 1.09 Conduct of Shareholders’ Meetings. The Chief Executive Officer shall preside at all Shareholders’ meetings. A majority of the Board of Directors may designate another person to preside over a meeting of Shareholders.
     The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the Shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the Shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to Shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.
     Section 1.10 List of Shareholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare a complete list of holders of Common Stock entitled to vote at any meeting of the Shareholders, arranged in alphabetical order and showing the address of each such holder and the number of shares of Common Stock registered in the name of each such holder; provided that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the Corporation’s place of business.
     The stock list shall also be kept at the place of the meeting during the whole time thereof, and shall be open to examination during the meeting by any Shareholder who is present. The original or duplicate stock ledger shall be the only evidence as to the identity of the Shareholders entitled to examine the stock list and to vote in person or by proxy at the meeting.
     Section 1.11 Inspectors of Elections. The Corporation shall, in advance of any meeting of Shareholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspector or inspectors so appointed or designated shall ascertain the number of shares of Common Stock outstanding and the voting power of each, determine the number of shares of Common Stock represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares of Common Stock represented at the meeting and their count of all votes and ballots. Such certification and report shall specify such other information as may be required by the OGCA. In determining the validity and counting of proxies and ballots cast at any meeting of Shareholders of the Corporation, the inspectors may consider such information as is permitted by the OGCA. No person who is a candidate for an office at an election may serve as an inspector at such election. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
     Section 1.12 Order of Business of Shareholders’ Meetings.
          (A) Annual Meetings of Shareholders. At any annual meeting of the shareholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly made at the annual meeting by or at the direction of the Board of Directors or (c) otherwise properly requested to be brought before the annual meeting by a Shareholder of the Corporation in accordance with these Bylaws. For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a Shareholder to be made at an annual meeting, a Shareholder must (i) be a Shareholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these Bylaws as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a Shareholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of Shareholders.
          (B) Special Meetings of Shareholders. At any special meeting of the Shareholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (b) otherwise properly brought before the special meeting by or at the direction of the Board of Directors.
          Nominations of persons for election to the Board of Directors may be made at a special meeting of Shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors, or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any Shareholder of the Corporation who (i) is a Shareholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (ii) is entitled to vote at the special meeting, and (iii) complies with the procedures set forth in these Bylaws as to such nomination. The immediately preceding sentence shall be the exclusive means for a Shareholder to make nominations or other business proposals before a special meeting of Shareholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).
          (C) General. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.
     Section 1.13 Advance Notice of Shareholder Business and Nominations.
          (A) Annual Meeting of Shareholders. Without qualification or limitation, subject to Section 1.13(C)(4) of these Bylaws, for any nominations or any other business to be properly brought before an annual meeting by a Shareholder pursuant to Section 1.12(A) of these Bylaws, the Shareholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 1.14 of these Bylaws) and timely updates and supplements thereof in writing to the Secretary and such other business must otherwise be a proper matter for Shareholder action.
          To be timely, a Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a Shareholder’s notice as described above.
          Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder’s notice required by this Section 1.13(A) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
          In addition, to be timely, a Shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.
          (B) Special Meetings of Shareholders. Subject to Section 1.13(C)(4) of these Bylaws, in the event the Corporation calls a special meeting of Shareholders for the purpose of electing one or more directors to the Board of Directors, any Shareholder may nominate a person or persons (as the case may be) for election to such position(s) to be elected as specified in the Corporation’s notice calling the meeting, provided that the Shareholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Section 1.14 of these Bylaws) and timely updates and supplements thereof in writing to the Secretary. In order to be timely, a Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a Shareholder’s notice as described above.
          In addition, to be timely, a Shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.
          (C) Other Provisions.
               (1) To be in proper form, a Shareholder’s notice (whether given pursuant to Section 1.12(A) or 1.12(B) of these Bylaws) to the Secretary must include the following, as applicable.
                    (a) As to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a Shareholder’s notice must set forth:
                         (i) the name and address of such Shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith,
                         (ii) (A) the number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such Shareholder, such beneficial owner and their respective affiliates or associates or others acting in conceit therewith, (B) any option, warrant, convertible security, stock appreciation right, derivative instrument, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any shares of the Corporation or with a value derived in whole or in part from the value of shares of the Corporation (any of the foregoing a “Derivative Instrument”), (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Shareholder has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Shareholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Shareholder with respect to any of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any of the shares of the Corporation (any of the foregoing, “Short Interests”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such Shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such Shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such Shareholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such Shareholder, and (I) any direct or indirect interest of such Shareholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and
                         (iii) any other information relating to such Shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
                    (b) If the notice relates to any business other than a nomination of a director or directors that the Shareholder proposes to bring before the meeting, a Shareholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such Shareholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) a description of all agreements, arrangements and understandings between such Shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder;
                    (c) As to each person, if any, whom the Shareholder proposes to nominate for election or reelection to the Board of Directors, a Shareholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

                    (d) With respect to each person, if any, whom the Shareholder proposes to nominate for election or reelection to the Board of Directors, a Shareholder’s notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include a completed and signed questionnaire, representation and agreement required by Section 1.14. of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable Shareholder’s understanding of the independence, or lack thereof, of such nominee.
               (2) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
               (3) Notwithstanding the provisions of these Bylaws, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.12 of these Bylaws.
               (4) Nothing in these Bylaws shall be deemed to affect any rights (i) of Shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any Shareholder, or give any Shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.
     Section 1.14. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.13 of these Bylaws) to the Secretary at the executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time and (D) will abide by the requirements of any resignation policy in connection with majority voting, if applicable.
     Section 1.15 Consent of Shareholders in Lieu of Meeting. Whenever the vote of Shareholders at any annual or special meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of Shareholders, if a consent or consents in writing, setting forth the action taken, shall be signed by the holders of all outstanding shares of Common Stock and shall be delivered to the Corporation by delivery to its registered office in the State of Oklahoma, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, postage prepaid, return receipt requested.
     Every written consent shall bear the date of signature of each Shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 1.15 to the Corporation, written consents signed by the holders of all shares of outstanding Common Stock are delivered to the Corporation by delivery to its registered office in the State of Oklahoma, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, postage prepaid, return receipt requested.
     An electronic transmission consenting to an action to be taken and transmitted by a Shareholder or proxyholder, or by a person or persons authorized to act for a Shareholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 1.14, provided, that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine that the electronic transmission was transmitted by the Shareholder or proxyholder or by a person or persons authorized to act for the Shareholder.
ARTICLE II — DIRECTORS
     Section 2.01 General Powers. Except as may otherwise be provided by the OGCA, by the Certificate of Incorporation or by these Bylaws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation. The Board of Directors may be referred to herein as the “Board of Directors” or the “Board”, and an individual member of the Board may be referred to as a “Director”.
     Section 2.02 Number; Election. The number of Directors constituting the whole Board of Directors shall be not less than five and shall be designated by resolution adopted by a vote of (i) two-thirds (2/3) of the whole Board, or (ii) at an annual or special meeting of the Shareholders by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding Common Stock entitled to vote. No reduction in the authorized number of

Directors shall have the effect of removing any Director prior to the expiration of his or her term. The Board of Directors shall be divided into three classes as nearly equal in number as possible with the term of office of one class expiring each year. Except as otherwise provided in Sections 2.03 and 2.12, the Directors shall be elected for three (3) year terms at each annual meeting of the Shareholders. Each Director and his or her replacement (whenever elected) shall hold office until the next annual election of the class for which each such Director has been chosen and his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. If the annual meeting for the election of Directors is not held on the date designated therefor, the Chief Executive Officer shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the Shareholders for an uncontested election of Directors, provided a quorum is present, the Directors shall be elected by a majority of the votes validly cast, and, if the election is contested, by a plurality of the votes validly cast in such election, in each case, as provided by the Corporation’s Corporate Governance Guidelines as approved by the Board.
     At the time of election or re-election, Directors must beneficially own shares of Common Stock and must be less than 70 years of age. A transfer by a Director of all of his shares of Common Stock shall automatically operate as his or her resignation as a Director.
     Section 2.03 Vacancies; New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum. The Directors so chosen shall hold office until the next annual election of the class for which each such Director has been chosen by the Board and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.
     Section 2.04 Place of Meetings. Board meetings may be held at such places, within or without the State of Oklahoma, as the Board may, from time to time, determine or as may be specified in the call of any meetings.
     Section 2.05 Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the Shareholders at the place of such annual meeting of the Shareholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place and the date and hour of such meetings. Notice of regular meetings need not be given; provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly or otherwise sent as provided in Section 2.06, to each Director who shall not have been present at the meeting at which such action was taken. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.
     Section 2.06 Special Meetings; Notice; Waiver. Special meetings of the Board of Directors shall be held whenever called by the Lead Independent Director, the Chief Executive

Officer, or by at least one-third (1/3) of Directors of the Corporation then in office, at such place, date and hour as may be specified in the respective notices or waivers of notice of such meetings.
     Notice of regular or special meetings of the Board of Directors may be given in one or more of the following ways: (i) by mailing, first class postage prepaid, written notice not less than five (5) business days before the meeting to each Director, addressed to him or her at his or her usual place of business; or (ii) by personally delivering written notice not less than seventy-two (72) hours before the meeting; or (iii) by delivering written notice by a nationally recognized overnight express courier scheduled for delivery not less than seventy-two (72) hours before the meeting; or (iv) by delivering written notice by facsimile or electronic transmission in a manner reasonably designed to reach the Director not less than seventy-two (72) hours before the meeting with receipt acknowledged by the Director.
     Only business indicated in the notice may be transacted at a special meeting except upon the consent of all Directors.
     Whenever notice is required to be given under any provisions of the OGCA, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated herein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors, or members of a Committee of Directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these Bylaws.
     Section 2.07 Quorum; Voting Requirements. At all meetings of the Board of Directors, the presence of a majority of the whole Board shall constitute a quorum for the transaction of business. Except as otherwise required by the OGCA, by the Certificate of Incorporation or by these Bylaws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall fail to attend any meeting, a majority of the Directors present may adjourn the meeting to another place, date, or time, provided that twenty-four (24) hours notice is given to all Directors.
     A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the Directors present at that meeting before such withdrawal.
     Section 2.08 Meetings by Means of Conference Telephone. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or other communications equipment that enables all persons participating in the meeting to hear each other and such participation shall constitute presence in person at such meeting.

     Section 2.09 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any Committee thereof, may be taken without a meeting if all members of the Board or such Committee, as the case may be, consent thereto in writing (including electronic transmissions), and such writing or electronic transmission is filed with the minutes of the proceedings of the Board or such Committee.
     Section 2.10 Regulations; Manner of Acting. To the extent consistent with the OGCA, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.
     Section 2.11 Resignations. Any Director may resign at any time by written notice or by electronic transmission delivered to the Lead Independent Director or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon its delivery.
     Section 2.12 Removal of Directors. Any Director may be removed at any time, only for cause, upon the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote for the election of such Director cast at a meeting of Shareholders.
     Section 2.13 Compensation. Each Director shall be reimbursed for reasonable expenses incurred in attending any meeting of the Board or of any Committee of which such Director shall be a member. The Board may, by resolution, allow reasonable fees to some or all of the Directors for attendance at any Board or Committee meeting. No such payment shall preclude any Directors from serving the Corporation in any other capacity and receiving compensation therefore.
     Section 2.14 Reliance on Accounts and Reports. A Director, or a member of any Committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
     Section 2.15 Ratification. Any transaction questioned in any Shareholders’ derivative proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or shareholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the Board of Directors (excluding any Director who is a party to such proceeding) or by the Shareholders if less than a quorum of Directors is qualified; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its Shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE III — BOARD COMMITTEES
     Section 3.01 How Constituted. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one (1) or more Committees (individually “Committee”) to serve at the pleasure of the Board, each Committee to consist of such number of Directors as from time to time may be fixed by a majority of the whole Board. Thereafter, members of each Committee may be designated by the Board at the annual meeting of the Board of Directors. Any Committee may be abolished or re-designated from time to time by a majority of the whole Board. Each member of any Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.
     Section 3.02 Powers. Each Committee, except as otherwise provided in this Article III, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. No Committee shall have the power or authority:
(a) to propose to the Shareholders an amendment to the Certificate of Incorporation, or an amendment to the Bylaws;
(b) to approve a merger or consolidation involving the Corporation or a certificate of ownership and merger;
(c) to recommend to the Shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;
(d) to recommend to the Shareholders the dissolution of the Corporation or a revocation of a dissolution;
(e)	to declare a dividend;

(f)	to authorize the issuance of stock;

(g)	to elect or remove any officer of the Corporation;
(h) to authorize any borrowing of funds, other than under existing facilities, that is material to the capital structure of the Corporation;
(i)	to authorize any new compensation or benefit program;

(j)	to authorize the annual operating plan, annual capital expenditure plan and strategic plan; or

(k)	to abolish or usurp the authority of another Committee of the Board of Directors.
Any Committee may be granted by the Board of Directors power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.
     Section 3.03 Proceedings. Each Committee may fix its own rules of procedure and may meet at such place, at such time and upon such notice, if any, as it shall determine from time to time. Each Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings or as requested by the Board.

     Section 3.04 Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating the Committee, at all meetings of any Committee, the presence of members constituting a majority of the total authorized membership of the Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. Any action required or permitted to be taken at any meeting of any Committee may be taken without a meeting, if all members of the Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any Committee shall act only as a Committee, and the individual members of the Committee shall have no power as such.
     Section 3.05 Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.
     Section 3.06 Resignations. Any member of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Lead Independent Director. Unless otherwise specified therein, such resignation shall take effect upon delivery.
     Section 3.07 Removal. Any member of any Committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the whole Board.
     Section 3.08 Vacancies. If any vacancy shall occur in any Committee by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act, and any such vacancy may be filled by a majority of the whole Board.
ARTICLE IV — OFFICERS
     Section 4.01 Number and Qualification. The officers of the Corporation shall be chosen by the Board of Directors and may be a Chairman of the Board and shall be a Chief Executive Officer, a President, one or more Vice Presidents (at the discretion of the Board), a Secretary, a Chief Financial Officer and a Controller, and such other officers as the Board shall designate. Any number of offices may be held by the same person. The Chief Executive Officer shall be a Director of the Corporation.
     Section 4.02 Election. Unless otherwise determined by a majority of the whole Board, the officers of the Corporation shall be elected by a majority of the whole Board at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors by a majority of the whole Board. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

     Section 4.03 Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.
     Section 4.04 Removal and Resignation; Vacancies. All officers serve at the pleasure of the Board. Any officer may be removed for or without cause at any time by a majority of the whole Board. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Lead Independent Director or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.
     Section 4.05 Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by the OGCA.
     Section 4.06 Chief Executive Officer. The Chief Executive Officer shall have general control and supervision of the policies, operations and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation. He or she shall have general supervision and direction of all of the other officers and agents. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He or she shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the Chief Executive Officer or the Board of Directors. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. In the absence of, or during the disability of, the Chief Executive Officer, the Board of Directors shall designate an officer who shall have and exercise the powers, authority and responsibilities of the Chief Executive Officer.
     Section 4.07 Chairman of the Board. The Chairman of the Board, if one is elected, shall exercise and perform such powers and duties as may be from time to time assigned to him or her by the Board of Directors.
     Section 4.08 President. The President (if not the Chief Executive Officer) shall exercise and perform such powers and duties as may be from time to time assigned to him or her by the Board of Directors or the Chief Executive Officer.
     Section 4.09 Vice Presidents. Each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Chief Executive Officer. In the absence of the President, the duties of the President shall be performed and his or her powers may be exercised by such Vice President as shall be designated by the Chief Executive Officer, or failing such designation, such duties shall be performed and such powers may be exercised by each Vice President with the highest ranking; subject in any case to review and superseding action by the Chief Executive Officer.
     Section 4.10 Secretary. The Secretary shall have the following powers and duties:
(a)	He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the Shareholders and of the Board of Directors in books provided for that purpose.
(b)	He or she shall cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by the OGCA.
(c)	Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such Committee.
(d)	He or she shall be the custodian of the records and of the seal of the Corporation.
(e)	He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by the OGCA, the Certificate of Incorporation or these Bylaws.
(f)	He or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of Common Stock issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.
(g)	He or she shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Common Stock, the issuance of which shall have been authorized by the Board of Directors.
(h)	He or she shall perform, in general, all duties incident to the office of Secretary and such other duties as may be specified in these Bylaws or as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

     Section 4.11 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Director. The Chief Financial Officer shall deposit or cause to be deposited all monies and other valuables in the name to the credit of the Corporation and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.
     Section 4.12 Controller. The Controller shall exercise and perform such powers and duties as may be from time to time assigned to him or her by the Chief Executive Officer or the Chief Financial Officer.
     Section 4.13 Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause.
     Section 4.14 Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board.
ARTICLE V — COMMON STOCK
     Section 5.01. Certificates of Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of the Common Stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of Common Stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed in the name of the Corporation, by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with the OGCA, the Certificate of Incorporation and these Bylaws.
     Section 5.02 Signatures; Facsimile. Any and all of such signatures on the certificate may be a facsimile, engraved or printed, to the extent permitted by the OGCA. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
     Section 5.03 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
     Section 5.04 Transfer of Stock Certificates. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer, conversion and registration of shares of Common Stock.
     Section 5.05 Record Date. In order to determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     In order that the Corporation may determine the Shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the OGCA, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Oklahoma, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the OGCA, the record date for determining Shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
In order that the Corporation may determine the Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining Shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     Section 5.06 Registered Shareholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares of Common Stock represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares of Common Stock on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares of Common Stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares of Common Stock are requested to be transferred, both the transferor and transferee request the Corporation to do so.
     Section 5.07 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares of Common Stock to bear the signature of any such transfer agents or registrars.
ARTICLE VI — OFFICES
     Section 6.01 Offices. The registered office of the Corporation shall be in the City of Oklahoma City, County of Oklahoma, State of Oklahoma. The Corporation may also maintain offices at such other places both within and without the State of Oklahoma as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE VII — GENERAL PROVISIONS
     Section 7.01 Dividends. Subject to any applicable provisions of the OGCA and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of Common Stock. Before payment, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, believes proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of

Directors shall believe conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.
A member of the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.
     Section 7.02 Execution of Instruments. The Chief Executive Officer, a President (if not the Chief Executive Officer), or any Vice President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the Chief Executive Officer may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.
     Section 7.03 Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors or the Chief Executive Officer. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the Chief Executive Officer shall authorize. When so authorized by the Board of Directors or the Chief Executive Officer, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.
     Section 7.04 Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositories as may be determined by the Board of Directors or the Chief Executive Officer, or by such officers or agents as may be authorized by the Board of Directors to make such determination.
     Section 7.05 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the Chief Executive Officer may from time to time determine.
     Section 7.06 Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors in accordance with these Bylaws, the Chief Executive Officer, any Vice President,

the Secretary or the Chief Financial Officer or any officer designated by the Board of Directors, may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.
     Section 7.07 Voting as Shareholder. Unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer, the President (if not the Chief Executive Officer) or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of shareholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.
     Section 7.08 Fiscal Year. The fiscal year of the Corporation shall consist of twelve (12) calendar months terminating on September 30 of each calendar year.
     Section 7.09 Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, and the words “Corporate Seal” and “Oklahoma” and may contain the year of its incorporation. The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.
     Section 7.10 Books and Records. Except to the extent otherwise required by the OGCA, the books and records of the Corporation shall be kept at such place or places within or without the State of Oklahoma as may be determined from time to time by the Board of Directors.
     Section 7.11 Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.
     Section 7.12 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used.
ARTICLE VIII — NOTICES
     Section 8.01 Notices. Except as otherwise provided herein, whenever notice is required to be given to any Shareholder, Director, member of a Committee, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, first class postage prepaid, addressed to such Shareholder, Director, member of a Committee, officer, or agent at his or her address as the same appears on the books of the Corporation. The time when such notice is deposited shall be the time of the giving of the notice. Written notice may also be given personally or by courier service (with proof of delivery). Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
     Section 8.02 Waivers. A written waiver of any notice, signed by a Shareholder, Director, member of a Committee, officer, or agent, or a waiver by electronic transmission by the person or persons entitled to said notice whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such Shareholder, Director, member of a Committee, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.
     Section 8.03 Definition of Electronic Transmission. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
ARTICLE IX — INDEMNIFICATION
     Section 9.01 Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 9.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, officer or employee of the Corporation, or is or was a Director, officer or employee of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
     Section 9.02 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 9.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director, officer or employee of the Corporation, or is or was a Director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     Section 9.03 Authorization of Indemnification. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer or employee is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.01 or Section 9.02, as the case may be. Such determination shall be made, with respect to a person who is a Director, officer or employee at the time of such determination: (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum; (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion; or (iv) by the Shareholders. Such determination shall be made, with respect to former Directors, officers and employees, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former Director, officer, and employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
     Section 9.04 Good Faith Defined. For purposes of any determination under Section 9.03, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 9.04 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 9.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.01 or 9.02, as the case may be.
     Section 9.05 Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 9.03, and notwithstanding the absence of any determination thereunder, any present or former Director, officer or employee may apply to a District Court of the State of Oklahoma for indemnification to the extent otherwise permissible under Sections 9.01 and 9.02. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Director, officer or employee is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 9.01 or 9.02, as the case may be. Neither a contrary determination in the specific case under Section 9.03, nor the absence of any determination thereunder, shall be a defense to such application or create a presumption that such Director, officer or employee seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 9.05 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the Director, officer or employee seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
     Section 9.06 Expenses Payable in Advance. Expenses incurred by a Director, officer or employee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director, officer or employee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX.
     Section 9.07 Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any Bylaw, agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 9.01 and 9.02 shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.01 or 9.02 of this Article IX, but whom the Corporation has the power or obligation to indemnify under the provisions of the OGCA, or otherwise.
     Section 9.08 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer or employee of the Corporation, or is or was a Director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX or of the OGCA.

     Section 9.09 Certain Definitions. For purposes of this Article XI, references to “Director”, “officer” or “employee” shall include both present and former Directors, officers and employees. For purposes of this Article IX, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers or employees, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.
     Section 9.10 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall continue as to a person who has ceased to be a Director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.
     Section 9.11 Limitation on Indemnification. Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 9.05), the Corporation shall not be obligated to indemnify any Director, officer or employee in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.
     Section 9.12 Indemnification of Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to agents of the Corporation similar to those conferred in this Article IX to Directors, officers and employees of the Corporation.
     Section 9.13 Effect of Amendment or Repeal. Neither any amendment or repeal of any Section of this Article IX, nor the adoption of any provision of the Certificate of Incorporation or the Bylaws inconsistent with this Article IX, shall adversely affect any right or protection of any present or former Director, officer, employee or other agent established pursuant to this Article IX existing at the time of such amendment, repeal or adoption of an inconsistent provision, including, without limitation, by eliminating or reducing the effect of this Article IX, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article IX, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.
     Section 9.14 Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, all portions of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article IX (including, without limitation, all portions of any Section of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     9.15 Vesting of Rights Under Article IX. All rights and protection pursuant to this Article IX of any Director, officer or employee shall immediately vest and be effective upon the election of such Director or officer and the employment of such employee.
ARTICLE X — CORPORATION’S OPTION TO REPURCHASE STOCK OF LOST STOCKHOLDERS
     Section 10.01 Option to Purchase. The Corporation shall have the option to repurchase the shares of its Common Stock of any Shareholder of record which has been abandoned upon the terms and conditions set forth in this Article X. Common Stock is presumed abandoned if a dividend payment on the Common Stock has remained unclaimed by the Shareholder for a period of six and one-half (6 1/2) years and the Shareholder during this period has not communicated in writing with the Corporation regarding the Common Stock or such dividend or otherwise communicated with the Corporation regarding the Common Stock or such dividend as evidenced by a memorandum or other record on file with the Corporation prepared by an employee of the Corporation.
     At the expiration of the six and one-half (6 1/2) year period following the failure of the Shareholder to claim a dividend payable to the Shareholder as a result of the Common Stock, the Common Stock is not presumed abandoned unless there has been at least six (6) dividends paid during this six and one-half (6 1/2) year period, none of which has been claimed by the Shareholder. If six (6) dividends are paid during this period, the period leading to a presumption of abandonment commences on the payment date of the first such unclaimed dividend. If six (6) dividends are not paid during the presumptive period, the period continues to run until there have been six (6) dividends that have not been claimed by the Shareholder. The running of the six and one-half (6 1/2) year period of abandonment ceases immediately upon the occurrence of a communication described in the preceding paragraph of this Section 10.01. If any future dividend is subsequently not claimed by the Shareholder, a new period of abandonment commences.
     Section 10.02 Presumption of Abandonment. After expiration of the six and one-half (6 1/2) year period and on satisfaction of the conditions set forth in Section 10.01 above, the Common Stock shall be presumed abandoned and the Corporation shall have the option to repurchase the abandoned Common Stock at the fair market value of the Common Stock at the close of trading on the day the six and one-half (6 1/2) year period expires.
     Fair market value of the Common Stock means the closing price of the Common Stock on the national securities exchange on which the Common Stock is listed on the day on which such value is to be determined or, if no Common Stock is traded on such day, on the next preceding day on which stocks are traded on such exchange.
     This option may be exercised by the Corporation at any time during the six (6) month period after expiration of the six and one-half (6 1/2) year period. The Corporation shall give ten (10) days written notice to the record holders of the Stock presumed abandoned prior to exercise of the option.
     Section 10.03 Dividend Treatment. At any time Common Stock is presumed abandoned pursuant to this Article X, any dividend then held for or owing to the Shareholders of the Common Stock presumed abandoned is also presumed abandoned.
     Section 10.04 Payment. The Common Stock shall be paid for by the Corporation in cash or by corporate check which shall be deposited in a special account maintained by the Corporation solely for this purpose. After expiration of the six (6) month period after expiration of the six and one-half (6 1/2) year period, the money in the special account, together with any accrued interest and dividends then held for or owing on the Common Stock shall be subject to the Oklahoma Uniform Unclaimed Property Act (60 O.S. § 651, et seq.).
     Section 10.05. Retirement of Common Stock. Upon purchase of any Common Stock by the Corporation pursuant to the exercise of options granted pursuant to this Article X, such Common Stock shall be retired and resume the status of authorized and unissued shares of Common Stock.
ARTICLE XI — AMENDMENT OF BYLAWS
     Section 11.01 Amendment. These Bylaws may be amended, altered or repealed in whole or in part, or new Bylaws may be adopted: (i) by resolution adopted by a majority of the whole Board at any special or regular meeting of the Board, if, in the case of such special meeting only, notice of such amendment, alteration, repeal or adoption of new Bylaws is contained in the notice or waiver of notice of such meeting; or (ii) by the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Common Stock entitled to vote at any regular or special meeting of the Shareholders if, in the case of such special meeting only, notice of such amendment, alteration, repeal or adoption of new Bylaws is contained in the notice or waiver of notice of such meeting.
ARTICLE XII — CONSTRUCTION
     Section 12.01 Construction. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the OGCA shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, a natural person or any other legal entity.
[Certificate of Adoption of Secretary is on following page.]

PANHANDLE OIL AND GAS INC.
(an Oklahoma corporation)
CERTIFICATE OF ADOPTION
OF
BYLAWS
     The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Panhandle Oil and Gas Inc., an Oklahoma corporation, and that the foregoing Bylaws, comprising twenty-eight (28) pages, were adopted as the Corporation’s Bylaws on July 27, 2011 by the Corporation’s Board of Directors.
     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 27th day of July 2011.

/s/ Lonnie J. Lowry
Lonnie J. Lowry, Secretary

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